SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

        Date of Report (Date of Earliest Event Reported): August 2, 2002
                                                          -------------


                              SNELLING TRAVEL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Colorado                       0-26461                    58-2368425
----------------------------         ------------            -------------------
(State or other jurisdiction         (Commission             (I.R.S. Employer
of incorporation)                    File Number)            Identification No.)


          4636 Village Drive
            Fernandina, FL                                              32034
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(Address of Principal Executive Offices)                              (Zip Code)


        Registrant's telephone number including area code: (904) 261-7711
                                                           --------------


        (Former name or former address, if changed since last report): NA

ITEM 5.  OTHER EVENTS.

     On August 2, 2002, Snelling Travel, Inc. ("SNELLING ") announced that it had entered into an Agreement and Plan of Reorganization, dated August 2, 2002 (the "Reorganization Agreement") which sets forth the terms and conditions of a proposed business combination of SNELLING and Global Vision, Inc. a California corporation ("GLOBAL"). Pursuant to the Reorganization Agreement, GLOBAL'S shareholders will exchange 100% of the outstanding shares of GLOBAL for 26,000,000 newly issued, post reverse shares of SNELLING . GLOBAL will, as a result, become a wholly-owned subsidiary of SNELLING .

     Global was formed in January 1999 as a California corporation. Global-Vision is a "3rd generation" Internet technology company with two software systems that can help companies doing businesses over the Internet with its two software products:

        o Silverado Intelligent Web Site Development System
        o EBPP (Electronic Bill Presentment and Payment) system.

     The 3rd generation features integrated Internet systems that enable more effective line-of-business applications. Building 3rd-generation Internet systems will demand integration with existing operations and processes of business units. In the coming years, most companies will integrate their
Internet presence with their mission-critical line-of-business processes. Creating these applications will be the most difficult challenge Internet developers have yet to face.

     It is presently anticipated that upon consummation of the Reorganization, Rollins C. Snelling, Jr. the Chairman Board of Directors of the Company, will resign and that Jack Chang will be appointed Chairman of the Board of Directors of the Company. Therefore, it is presently anticipated that within twenty (20) days after the date this Information Statement is first mailed to the Company's stockholders, the Board of Directors of the Company will consist of Jack Chang and Gregory Simonds.

     At the Effective Time of the Reorganization (as defined in the Reorganization Agreement), all shares of GLOBAL common stock, par value $0.001 per share (the "GLOBAL Common Stock") shall collectively be converted into that number of post reverse shares of common stock, $.001 par value per share, of SNELLING (the "SNELLING Common Stock") as shall, in the aggregate, be equal to 98% of the fully-diluted equity capitalization of SNELLING (subject to adjustment) (the" Initial SNELLING Reorganization Stock"). At the Effective Time of the Reorganization, SNELLING will issue a total of 26 million shares of Initial SNELLING Reorganization Stock to the stockholders of GLOBAL, at which time an aggregate of 26,442,250 million shares of Fully-Diluted SNELLING Stock will be issued and outstanding.

     Consummation of the Reorganization is subject to various conditions, including the approval by the GLOBAL stockholders, the receipt of required regulatory approvals, and the completion of due diligence. A copy of the Reorganization Agreement is attached hereto as Exhibit 2.1.

     There can be no assurance that the Reorganization (or any of the transactions contemplated thereby) will be consummated or, if consummated, as to the timing thereof.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND Exhibits.

     (a): Not Applicable

     (b): Not Applicable

     (c): Exhibits:

          2.1  Agreement and Plan of Reorganization  dated August 2, 2002, among
               SNELLING   Travel,   Inc.,   Global  Vision,   Inc.  and  certain
               stockholders of Global Vision, Inc.


                                    SIGNATURE
                                    ---------


     Pursuant to the requirements of Section 13 or 15(a) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        SNELLING TRAVEL, INC.



Date: August 2, 2002                    By:  /s/ Rollins C. Snelling, Jr.
                                             -----------------------------------
                                             Rollins C. Snelling, Jr., President